Exhibit 99
                                PAGE 1


                                 CNF

3240 HILLVIEW AVENUE, PALO ALTO, CA 94304-1297 (650) 494-2900

                                                     NEWS RELEASE

                                                        Contacts:

                                    Investors - Patrick Fossenier
                                                   (650) 813-5353

                                      News Media -- Nancy Colvert
                                                   (650) 813-5336


        CNF INC. UPDATES FIRST-QUARTER EARNINGS GUIDANCE

PALO ALTO, Calif. - April 2, 2003 - CNF Inc. (NYSE:CNF) today announced that its first-quarter earnings per diluted share are expected to be in the range of 26 cents to 30 cents. Included in this amount will be approximately 8 cents per diluted share from a payment under the Air Transportation Safety and System Stabilization Act.
     "Quarterly results at both Menlo Worldwide and Con-Way will show improvement over those of the first quarter of 2002," said CNF President and Chief Executive Officer Gregory L. Quesnel.
     "Menlo Worldwide's results, excluding the stabilization payment, are expected to be only slightly improved from those in the first quarter of last year. International business is strong but North American results at Emery Forwarding, Menlo Worldwide Logistics and Vector SCM have been affected by a weaker-than-anticipated U.S. economy. The weak economy also affected Con-Way but, despite essentially flat tonnage year-over-year, Con-Way is expecting strong profits for the quarter."
     First-quarter financial results will be reported on April 21, after the close of stock market trading, and will be discussed during a conference call the following morning, April 22 at 11:00 a.m. Eastern time. The call can be accessed by dialing (888) 428-4474 and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through a live web cast at the investor relations section of the CNF web site at www.cnf.com and at www.streetevents.com. An audio replay will be available for one week following the call at
(800) 475-6701, access code 678893. The replay will also be available for one week on demand at the web sites providing access to the live call.

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     CNF (NYSE:CNF) is a $4.8 billion management company of
global supply chain services with businesses in regional trucking, air freight, ocean freight, customs brokerage, global logistics management and trailer manufacturing.



Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements regarding contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the possible outcome of claims brought against CNF, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of CNF's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility of defaults under CNF's $385 million credit agreement and other debt instruments (including defaults resulting from additional unusual charges or from CNF's failure to perform in accordance with management's expectations), and the possibility that CNF may be required to pledge collateral to secure some of its indebtedness or to repay other indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, the ongoing investigation relating to Emery Worldwide's handling of hazardous materials, the February 2000 crash of an EWA aircraft and related investigation and litigation, and matters relating to CNF's 1996 spin-off of CFC, including the possibility that CFC's multi-employer pension plans may assert claims against CNF. The factors included herein and in Item 7 of our 2002 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.